Exhibit 99.4

BOREAL WATER COLLECTION, INC.

(a Nevada Corporation)

ACTION OF THE SOLE MEMBER OF OUR BOARD OF DIRECTORS WITHOUT A MEETING

BY WRITTEN CONSENT

January 22, 2015

(one page)

The undersigned, as the sole member of the Board of Directors of Boreal Water Collection, Inc., a Nevada Corporation (“Company”), takes the following action effective this 22nd day of January, 2015:

Appoint Francine Lavoie and Krzysztof Umecki as Corporate Officers

WHEREAS: The Board of Directors has the responsibility to appoint officers of the Company; and

WHEREAS: Francine Lavoie, as our sole member of the Board of Directors desires to appoint herself as well as her spouse, Krzysztof Umecki, as officers of the Company; now, therefore, be it

RESOLVED: The sole member of the Board of Directors hereby appoints Francine Lavoie to serve as President, Chief Executive Officer, Chief Financial Officer and Treasurer and Krzysztof Umecki to serve as Vice President – Operations until such time as the Board votes on the matter again in accordance with Nevada law. Mrs. Lavoie is authorized to include Principal Executive Officer, Principal Financial Officer and Controller as officer positions when signing EDGAR reporting documents, and for other purposes, on behalf of the Company. I, Francine Lavoie, acknowledge and accept the conflict of interest in me voting as a Director in appointing myself as officers of the Company, as well as appointing my husband, Mr. Umecki, as an officer.

DATED: January 22, 2015. The undersigned hereby waives notice to and agrees with the actions authorized as aforesaid.

/s/ Francine Lavoie

Francine Lavoie

Sole Member of the Board of Directors